Exhibit 10.16

COMMERCIAL LEASE

1.	PARTIES

KEVIN MEDIEROS of 4 Horton Drive, Norton, MA 02766 and JAMES M. PAPASODERO of 35 Cornerstone Drive, North Easton, MA 02356, LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, hereby lease to HEATING AND AIR CONDITIONING SERVICES, INC. of 300 Manley Street, West Bridgewater, MA 02379, LESSEE, which expression shall include his successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

2.	LEASED PREMISES

The LESSOR leases the building and land located at and known as 300 Manley Street West Bridgewater, Massachusetts, said building contains approximately 12,000 square feet.

3.	TERM

The term of this lease shall be for five (5) years commencing on February 1, 2005 and ending on January 31, 2010. This lease may be extended by mutual consent of the LESSOR and LESSEE.

4.	RENT

The LESSEE shall pay to the LESSOR rent at the rate of $90,000.00 dollars ,per year payable in advance in monthly installments of $7,500.00. The LESSEE shall pay first and last months rent prior to February 1, 2005.   NET LEASE.

5.	SECURITY DEPOSIT

Upon the execution of this lease, the LESSEE shall pay to the LESSOR the amount of $7,500.00 dollars, which shall be held as a security for the LESSEE'S performance as herein provided and refunded to the LESSEE at the end of this lease subject to the LESSEE'S satisfactory compliance with the conditions hereof.

6.	UTILITIES

The LESSOR shall provide and LESSOR shall pay for LESSEE'S water use charges. LESSEE agrees to furnish reasonable heat to the leased premises, the hallways, stairways and lavatories during normal business hours on regular business days of the heating season of each year, to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSEE'S control.

7.	USE OF LEASED PREMISES

The LESSEE shall use the leased premises only for the purpose of operating a heating and air conditioning business.

8.	COMPLIANCE WITH LAWS

The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

9.	FIRE INSURANCE

The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE'S use of the premises.

10.	MAINTENANCE OF PREMISES

The LESSEE agrees to maintain the leased premises, including but not limited to the air conditioner, kitchenette and alarm system, in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the leased premises are now in good order and the glass whole. LESSEE acknowledges that all costs associated with the maintenance shall be the LESSEE'S responsibility. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises. The LESSEE agrees to remove snow and ice whenever necessary from all walkways and steps leading to and from the premises. The LESSOR agrees to remove snow within a reasonable time from the parking lot when the snow exceeds three inches.

11.	ALTERATIONS-ADDITIONS

The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alternations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

12.	SUBORDINATION

This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

13.	LESSOR'S ACCE$$

The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

14.	INDEMNIFICATION AND LIABILITY

The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the neglect of the LESSOR

15.	LESSEE'S LIABILITY INSURANCE

The LESSEE shall maintain with respect to the leased premises comprehensive public liability insurance in the amount of $1,000,000.00 with property damage insurance in limits of $300,000.00 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. Such policies shall name the LESSOR and at the request of LESSOR its mortgagee as an additional insured. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

16.	FIRE CASUALTY-EMINENT DOMAIN

Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if

(a)	The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

(b)	The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty, or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property, or equipment.

17.	DEFAULT AND BANKRUPTCY

In the event that:

(a)	The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof, or

(b)
The LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

(c)	The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE'S property for the benefit of creditors,

then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE'S effects, without prejudice to any remedies which might be otherwise used for wears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof; in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expenses of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of six (6) per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

18.	NOTICE

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereat shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or, if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at 300 Manley Street, West Bridgewater, MA 02379 or such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid and sent to the LESSOR at 300 Manley Street, West Bridgewater, MA 02379

19.	SURRENDER

The LESSEE shall at the expiration or other termination of this lease remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

20.	ASSIGNMENT-SUBLEASING

The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the convenants  and conditions of this lease.

IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and  common seals this 26th day of January, 2005.

/s/ Kevin Medeiros	/s/ James M. Papasodero
LESSOR – Kevin Medeiros	LESSEE – Heating and Air Conditioning Services, Inc.
By: James M. Papasodero, Location President/General Manager

/s/ James M. Papasodero
LESSOR – James Papasodero